EXHIBIT (a)

ARTICLES OF INCORPORATION

OF

EATON VANCE SERIES FUND, INC.

ARTICLE I

INCORPORATOR

1.1

Incorporator.  The undersigned, Maureen A. Gemma, whose address is Two International Place, Boston, Massachusetts 02110, being at least eighteen (18) years of age, does hereby act as incorporator to form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

2.1

Name.  The name of the corporation is Eaton Vance Series Fund, Inc. (the “Corporation”).

2.2

Period of Existence.  The period of existence of the Corporation shall be perpetual.

2.3

Name Reservation.  The Corporation acknowledges that it uses the term “Eaton Vance” in its corporate name and in the name of any series designated pursuant to Article V hereof only with the permission of Eaton Vance Management (“Eaton Vance”), the Corporation’s investment adviser, and agrees that Eaton Vance shall control the use of the name “Eaton Vance” by the Corporation.  The Corporation further agrees that if Eaton Vance, its successors or assigns should at any time cease to be the investment adviser to the Corporation, the Corporation shall, at the written request of Eaton Vance or its successors or assigns eliminate the name “Eaton Vance” from its corporate name and any materials or documents referring to the Corporation, and will not henceforth use the name “Eaton Vance” in the conduct of the Corporation’s business, except to any extent specifically agreed to by Eaton Vance.  The Corporation further acknowledges that Eaton Vance reserves the right to grant the non-exclusive right to use the name “Eaton Vance” to any other persons or entities, including other investment companies, whether now in existence or hereafter created.  The provisions of this paragraph are binding on the Corporation, its successors and assigns and on its Directors, officers, stockholders, creditors and all other persons claiming under or through it.

ARTICLE III

CORPORATE PURPOSES AND POWERS

3.1

Corporate Purposes and Powers.  The purpose or purposes for which the Corporation is formed is to conduct, operate and carry on the business of as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland.  The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with these Articles of Incorporation.

ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT

4.1

Principal Office and Resident Agent.  The post office address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.  The name of the Corporation’s resident agent in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

ARTICLE V

CAPITAL STOCK

5.1

Authorized Shares.  The total number of shares of capital stock of all classes and series which the Corporation initially has authority to issue is One Billion (1,000,000,000) shares of stock the par value of one tenth of one cent ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000), all of which shares are classified and designated as “Common Stock”.

5.2

Authorization of Stock Issuance.  The Board of Directors may authorize the issuance and sale of Common Stock of the Corporation, including stock of any class or series, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law.  All shares shall be issued on a fully paid and non-assessable basis.

5.3

Fractional Shares.  The Corporation may issue fractional shares.  Any fractional share shall carry proportionately the rights of a whole share, excepting the right to receive a certificate evidencing such fractional share, but including without limitation, the right to vote and the right to receive dividends, and wherever the words “share” or “shares” are used in the Charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

5.4

Power to Classify.  (a)

 The Board of Directors may classify and reclassify any unissued shares of Common Stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the class or series designations or setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of Common Stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

(b)

The shares of Common Stock of the Corporation may be divided and classified into separate series. The shares of Common Stock of the Corporation, or of any series of Common Stock of the Corporation to the extent such Common Stock is divided into series, may be further subdivided into classes. Unless otherwise provided herein or in Articles Supplementary establishing such classes, all such shares, or all shares of a series of Common Stock in a series, shall have identical voting, dividend, and liquidation rights. Shares of the classes may also be subject to such front-end sales loads, contingent deferred sales charges, expenses (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated), conversion rights, and class voting rights as shall be consistent with Maryland law, the 1940 Act and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and shall be contained herein or in Articles Supplementary establishing such classes.

(c)

Pursuant to such power, the Board of Directors has initially designated shares of Common Stock of the Corporation as follows:

Name of Series	Class of Shares	Number of Shares Initially Allocated
Eaton Vance Emerging Markets Local Debt Fund	--	1,000,000,000

5.5

Classes and Series - General.  The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class or series of Common Stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary hereto:

(a)

Assets Belonging to Class or Series.  All consideration received by the Corporation for the issue or sale of stock of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, subject only to the rights of creditors, and shall be so recorded on the books of account of the Corporation.  Any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily attributable to a particular class or series shall be allocated to and among any one or more series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series or class shall belong to that series or class.  Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

(b)

Liabilities Belonging to Class or Series.  The assets belonging to each class or series shall be charged with the liabilities of the Corporation in respect of that class or series and with all expenses, costs, charges and reserves attributable to that class or series and shall be so recorded on the books of account of the Corporation.  Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series.  Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

(c)

Income.  The Board of Directors shall have full discretion, to the extent not inconsistent with the general laws of the State of Maryland or the 1940 Act, to determine which items shall be treated as income and which items shall be treated as capital.  Each such determination shall be conclusive and binding.

(d)

Dividends and Distributions.  The holders of each class or series of Common Stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors.  All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that, in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder’s purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.  Any such dividends or distributions may be declared payable in cash, property or shares of the class or series, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors.  Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration.  The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations.  The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation or any class or series thereof to qualify as a “regulated investment company” under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the “IRC”), and to avoid liability of the Corporation or any class or series for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith.  Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions.  The amounts of dividends and distributions declared and paid with respect to the various classes or series of Common Stock and the timing of declaration and payment of such dividends and distributions may vary among such classes and series.

(e)

Tax Elections.  The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or class of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation or any series or class.

(f)

Liquidation.  The Board of Directors may to the fullest extent permissible by applicable law and without stockholder approval, liquidate or dissolve any class or series of the Corporation’s shares.  In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation or of such class or series, as applicable, the stockholders of such, or of each class or series, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets of that class or series over the liabilities of that class or series, determined as provided herein and including assets and liabilities allocated pursuant to sections (a) and (b) of this Article 5.5.  Any such excess amounts will be distributed to each stockholder of the applicable class or series in proportion to the number of outstanding shares of that class or series held by that stockholder and recorded on the books of the Corporation.  Subject to the requirements of applicable law, dissolution of a class or series may be accomplished by distribution of assets to stockholders of that class or series as provided herein, by the transfer of assets of that class or series to another class or series of the Corporation or to a series of another corporation, trust or other entity registered as an open-end management investment company, by the exchange of shares of that class or series for shares of another class or series of the Corporation or to a series of another corporation, trust or other entity registered as an open-end management investment company, or in any other legal manner.

(g)

Voting Rights.  On each matter submitted to a vote of stockholders, each holder of a share of Common Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder’s name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class, provided that (a) when the Maryland General Corporation Law or the 1940 Act requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class and/or series and other classes and series shall vote as a single class and (b) unless otherwise required by those laws, no class or series shall vote on any matter which does not affect the interest of that class or series.

(h)

Quorum.  The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class or series required to vote as a class on the matter shall constitute a quorum.  If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

(i)

Equality.  Each share of each series or class shall be equal to each other share of that class or series and shall represent an equal proportionate interest in the assets belonging to that series or class, subject to the liabilities belonging to that series or class.  The Board of Directors may from time to time divide or combine the shares of any particular series or class into a greater or lesser number of shares of that series or class without thereby changing the proportionate beneficial interest in the assets belonging to that series or class or in any way affecting the rights of shares of any other series or class.

(j)

Conversion or Exchange Rights.  Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any series or class shall have the right to convert or exchange such shares into shares of one or more other series or classes in accordance with such requirements and procedures as may be established by the Board of Directors.

(k)

Change of Name.  The Board of Directors shall have the authority to change part or all of the name of the Corporation or any series or class created herein or hereafter.

5.6

Authorizing Vote.  Unless the Charter, Maryland law, or the 1940 Act requires otherwise, at a meeting of stockholders a majority (or a plurality in the case of the election of directors) of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. Whether or not a quorum is present at the meeting for any purpose, a meeting of stockholders convened on the date for which it was called may be adjourned as to any or all matters from time to time without further notice to a date not more than 120 days after the original record date.

5.7

Preemptive Rights.  No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire any shares of any classes or series, or any other securities of the Corporation which the Corporation proposes to issue or sell, and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

5.8

Redemption.

(a)

The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the Directors may determine, to permit each holder of shares of Common Stock of the Corporation, or of any class or series, to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at a redemption price equal to the current net asset value per share of that class or series which is next computed after receipt of a tender for such shares for redemption, less such redemption fee or sales charge, if any, as the Board of Directors may from time to time establish in accordance with the 1940 Act, FINRA, and other applicable securities laws.

(b)

Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem at any time and from time to time, in whole or in part, at their current net asset value, less such redemption fee or sales charge, if any, as the Board of Directors may from time to time establish in accordance with the 1940 Act, FINRA, and any other applicable securities laws stock of the Corporation, or of any class or series, owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation.  A redemption under this paragraph 5.8, even if it is for all the shares of a series shall not be considered a liquidation under paragraph 5.5(f).

(c)

Payment of the redemption price shall be made by the Corporation only from the assets belonging to the series or class whose shares are being redeemed.  Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially (1) in securities or other property or assets of the class or series of the shares being redeemed; or (2) shares of another series of the Corporation or shares of a series of another corporation, trust, or other entity registered as an open-end management investment company under the 1940 Act.  Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances.  No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

(d)

All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease and determine as of the time as of which the redemption price to be paid for such shares shall be fixed, in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

(e)

Notwithstanding any other provision of this Article 5.8, the Board of Directors may suspend the right of stockholders of any or all classes or series of shares to require the Corporation to redeem shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the 1940 Act.  The Board of Directors may, in the absence of a ruling by a responsible regulatory party, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

(f)

Shares of any class or series which have been redeemed shall constitute authorized but unissued shares subject to classification and reclassification as provided in these Articles of Incorporation.

5.9

Repurchase of Shares.  The Board of Directors may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of any class or series of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith.  Shares so purchased or acquired shall have the status of authorized but unissued shares.

5.10

Net Asset Value. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the 1940 Act. Subject to the applicable provisions of the 1940 Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series or Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

5.11

Certificates.  Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates and may establish such conditions as it may determine in connection with the issuance of certificates.

5.12

Shares Subject to Articles and By-laws.  All persons who shall acquire shares of Common Stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.

ARTICLE VI

BOARD OF DIRECTORS

6.1

Number of Directors.  The initial number of Directors of the Corporation shall be one, which may be changed in accordance with the By-Laws and subject to the limitations of the Maryland General Corporation Law.  The initial Director may fix a different number of Directors and may authorize a majority of the Directors to increase or decrease the number of directors set by these Articles or the By-Laws within limits set by the By-Laws and may fill vacancies created by an increase in the number of Directors or other event causing a vacancy.  Unless otherwise provided by the By-Laws, the Directors of the Corporation need not be a stockholder of the Corporation.  The name of the Director who will serve until the first annual meeting and until her successors are elected and qualify is:

Maureen A. Gemma

6.2

Liability of Directors and Officers.

(a)

To the fullest extent permitted by the Maryland General Corporation Law and the 1940 Act, no Director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages.  No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to Directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

(b)

In performance of a Director’s duties, a Director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the general laws of the State of Maryland.  A person who performs his or her duties in accordance with the standards of Article 2-405.1 of the Maryland General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a Director of the Corporation.

6.3

Powers of Directors.  In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the By-Laws, exercise the full extent of powers conferred by the general laws of the State of Maryland or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers.  In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

(a)

to make, alter, amend or repeal from time to time the By-Laws of the Corporation except as otherwise provided by the By-Laws;

(b)

subject to requirements of the 1940 Act and the general laws of the State of Maryland, to authorize the Corporation to enter into contracts with any person, including any firm, corporation, trust or association in which a Director, officer, employee or stockholder of the Corporation may be interested.  Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the board of directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation’s investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation’s affairs, the provision of transfer agent services with respect to the Corporation’s shares of Common Stock, and the custody of the Corporation’s assets.  Any person (including its affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies.  Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable.

(c)

to authorize from time to time the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

(d)

to authorize the issuance from time to time of shares of its stock of any Series (or Class thereof), whether now or hereafter authorized, or securities convertible into shares of its stock of any Series (or Class thereof), whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors (or without consideration in the case of a stock split or stock dividend) and without any action by the stockholders.

6.4

Determinations by Board of Directors.  Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the general laws of the State of Maryland shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each class and series.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING AND REGULATING THE POWERS OF THE CORPORATION AND THE DIRECTORS AND STOCKHOLDERS

7.1

Location of Meetings, Offices and Books.  Both Directors and stockholders may hold meetings within or without the State of Maryland, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland at such places as the Directors shall determine.

7.2

Meetings of Stockholders.  Except as otherwise provided in the By-Laws and in accordance with applicable law, the Corporation shall not be required to hold an annual meeting of stockholders in any year unless required by applicable law.  Election of directors, whether by the directors or by stockholders, need not be by ballot unless the By-Laws so provide.

7.3

Inspection of Records.  Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulations which are not contrary to the general laws of the State of Maryland as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

7.4

Indemnification.  The Directors may provide, whether in the By-Laws or by contract, vote or other action, for the indemnification by the Corporation or by any Series thereof of the stockholders, Directors and employees of the Corporation and of such other persons as the Directors in the exercise of their discretion may deem appropriate or desirable.  Any such indemnification may be mandatory or permissive, and may be insured against by policies maintained by the Corporation.

7.5

Wholly-Owned Subsidiaries.  The Corporation may own all or any portion of the securities of, make loans to, or contribute to the costs or other financial requirements of any company which is wholly owned by the Corporation or by the Corporation and by one or more other investment companies and is primarily engaged in the business of providing, at cost, management, administrative or related services to the Corporation or to the Corporation and other investment companies.

7.6

Amendments.  The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

7.7

References to Statutes, Articles and By-Laws.  All references herein to statutes, to these Articles of Incorporation or to the By-Laws shall be deemed to refer to those statutes, Articles or By-Laws as they are amended and in effect from time to time.

7.9

Merger or Consolidation.  In connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, or series or class of shares thereof, the Board of Directors may issue or cause to be issued shares of Common Stock of the Corporation and accept in payment therefor, in lieu of cash, such assets at their market value, or such stock at the market value of the assets held by such investment company or investment trust, either with or without adjustment for contingent costs or liabilities, provided such assets are of the character in which the Corporation is permitted to invest.

7.10

Liability of Stockholders.  The stockholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim, levy or other encumbrance on account of debts or liabilities of the Corporation, to any extent whatsoever.

7.11

Owner of Shares.  The Corporation shall be entitled to treat the person in whose name any share of the Common Stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by law.

IN WITNESS WHEREOF, the undersigned incorporator of Eaton Vance Series Fund, Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act.

Dated this 14th day of June, 2012

/s/ Maureen A. Gemma

Maureen A. Gemma, as Incorporator